UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 17, 2006



                              POSSIS MEDICAL, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)



        Minnesota                        0-944                   41-0783184
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(State or other jurisdiction    (Commission file number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


           9055 Evergreen Boulevard, N.W., Minneapolis, MN 55433-8003
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (763) 780-4555
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Since September 15, 1999, the Board of Directors has maintained a Change in Control Termination Pay Plan (the Plan) that provides, at the discretion of the Board, salary and benefits continuation payments to executive officers and selected key management and technical personnel in the event they are terminated within twenty-four months of a change in control. Since 2001, the Board has maintained, as part of the Plan, additional payments upon a change in control notwithstanding employment status following a change in control pursuant to
Section 4.3 of the Plan entitled, "Cash Transaction Bonus." This provision provides that payments are to be awarded if the Company achieves "substantial growth" as determined by the Board based on the value of the Possis at the time of the change in control and the Board's assessment of performance and growth. The Board periodically updates the list of Participants in the Plan as appropriate to reflect current employment status and responsibilities. By action on March 17, 2006, the Board added Jules L. Fisher, Vice President, Finance and Chief Financial Officer of the Company, who joined the Company in May 2005, as a Cash Transaction Bonus Participant at a 5% allocation level.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 24, 2006

                                        POSSIS MEDICAL, INC.


                                        By: /s/ Irving R. Colacci
                                            ---------------------
                                            Irving R. Colacci
                                            Vice President, Legal Affairs &
                                            Human Resources, General Counsel and
                                            Secretary